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                                                                    Exhibit 1

MCGLADREY & PULLEN, LLP                              RSM
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS         INTERNATIONAL








                                December 22, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

In response to Part II, (c) of Form 12b-25 dated December 22, 1997 of Industrial Technologies, Inc., McGladrey & Pullen, LLP ("M&P") is unable to complete the September 30, 1997 audit by December 29, 1997.

As stated on Form 12b-25 prepared by Industrial Technologies, Inc., they were not able to provide us with the necessary information to complete the audit and render our report on the financial statements.


                                                     Sincerely,

                                                     MCGLADREY & PULLEN, LLP
                                                     /S/ MCGLADREY & PULLEN, LLP





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